UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
November 14, 2016
NL Industries, Inc.
(Exact name of registrant as specified in its charter)
New Jersey	1-640	13-5267260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 14, 2016, NLKW Holding, LLC, a newly-formed, wholly-owned subsidiary of the registrant ("NLKW"), entered into a $50 million revolving credit facility (the "Valhi Credit Facility") with Valhi, Inc., the registrant's publicly-held parent corporation ("Valhi").  Previously, and in contemplation of the financing transaction described herein, the registrant formed NLKW and capitalized it with approximately 35.2 million shares of the common stock of Kronos Worldwide, Inc. held by the registrant (the "Kronos Stock").   Pursuant to the terms of the Valhi Credit Facility, NLKW can borrow up to $50 million from Valhi (with such commitment amount subject to increase from time to time in Valhi's sole discretion).  Proceeds from any borrowings by NLKW under the Valhi Credit Facility would be available for the registrant's general corporate purposes, but only to the extent one or more loans are extended by NLKW to the registrant in accordance with the terms of the Back-to-Back Credit Facility, as described below.  Outstanding borrowings under the Valhi Credit Facility will bear interest at the prime rate plus 1.875% per annum, payable quarterly, with all amounts due on December 31, 2023.    The maximum principal amount which may be outstanding from time-to-time under the Valhi Credit Facility is limited to 50% of the amount determined by multiplying the number of shares of Kronos Stock by the most recent closing price of such security on the New York Stock Exchange (or another recognized national securities exchange if such security is not listed on the New York Stock Exchange).  Borrowings under the Valhi Credit Facility are collateralized by (i) the Kronos Stock, pursuant to the terms of a Pledge and Security Agreement, dated November 14, 2016, made by NLKW in favor of Valhi (the "Pledge and Security Agreement," and together with the Valhi Credit Facility, the "Loan Documents"), and (ii) 100% of the membership interest in NLKW held by the registrant, pursuant to the terms of a Back-to-Back Pledge and Security Agreement, dated November 14, 2016, made by the registrant in favor of Valhi (the "Back-to-Back Pledge and Security Agreement"), as described below.  The Valhi Credit Facility contains a number of covenants and restrictions which, among other things, restrict NLKW's ability to incur additional debt, incur liens, and merge or consolidated with, or sell or transfer substantially all of NLKW's assets to, another entity, and require NLKW to maintain a minimum specified level of consolidated net worth.  Upon an event of default (as defined in the Valhi Credit Facility, which includes the failure of NLKW to make payments of principal or interest when due or to otherwise comply with its covenants under the Loan Documents, certain changes of control of NLKW or the registrant, certain insolvency events of NLKW or the registrant and other customary events of default), Valhi will be entitled to terminate its commitment to make further loans to NLKW, declare the outstanding loans (with interest) immediately due and payable, and exercise its rights with respect to the collateral under the Loan Documents.  Such collateral rights include, upon certain insolvency events with respect to NLKW or the registrant, the right to purchase all of the Kronos Stock at a purchase price equal to the aggregate market value of the Kronos Stock (with such market value determined by an independent third-party valuation provider), less amounts owing to Valhi under the Loan Documents , and up to 50% of such purchase price may be paid by Valhi in the form of an unsecured promissory note bearing interest at the prime rate plus 2.75% per annum, payable quarterly, with all amounts due no later than five years from the date of purchase, with the remainder of such purchase price payable in cash at the date of purchase.

On November 14, 2016, and contemporaneously with the entering into of the Valhi Credit Facility, NLKW entered into a $50 million revolving credit facility (the "Back-to-Back Credit Facility" and together with the Back-to-Back Pledge and Security Agreement, the "Back-to-Back Loan Documents") with the registrant, pursuant to which the registrant can borrow up to $50 million from NLKW (with such commitment amount subject to increase from time to time in NLKW's sole discretion).  Proceeds from any borrowings by the registrant under the Back-to-Back Credit Facility would be available for the registrant's general corporate purposes.  Outstanding borrowings under the Back-to-Back Credit Facility bear interest at the same rate and are payable on the same maturity date as are borrowings by NLKW under the Valhi Credit Facility.  Borrowings under the Back-to-Back Credit Facility are on an unsecured basis; however, as a condition thereto, the registrant pledged to Valhi as collateral for the Valhi Credit Facility its 100% membership interest in NLKW pursuant to the terms of the Back-to-Back Pledge and Security Agreement.

The independent members of the registrant's Board of Directors have approved the Loan Documents, the Back-to-Back Loan Documents (together, with the Loan Documents, the "Basic Documents") and the transactions contemplated thereby.

A copy of the Valhi Credit Facility, the Pledge and Security Agreement, the Back-to-Back Credit Facility and the Back-to-Back Pledge and Security Agreement are attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this report and are incorporated herein by reference.  The foregoing description of the Basic Documents does not purport to be complete and is qualified in its entirety by reference to the Basic Documents.  This summary of the principal terms of the Basic Documents and the copy of the Basic Documents have been included to provide security holders with information regarding their terms. They are not intended to provide any other factual information about the registrant, NLKW or Valhi. The representations, warranties and covenants contained in the Basic Documents were made solely for purposes of the Basic Documents and as of specific dates, were solely for the benefit of the parties to the Basic Documents, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Basic Documents instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Basic Documents and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the registrant, NLKW or Valhi. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Basic Documents, which subsequent information may or may not be fully reflected in the registrant's public disclosures.

Also on November 14, 2016, the registrant and Valhi agreed to the termination of the previously-reported $40 million revolving promissory note between the registrant and Valhi, pursuant to which the registrant could borrow up to $40 million from Valhi on an unsecured basis, with outstanding borrowings at any time solely at the discretion of Valhi.  There were no outstanding borrowings by the registrant under such revolving promissory note at the time of its termination.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Description

	10.1*	Loan Agreement between NLKW Holding, LLC, as Borrower, and Valhi, Inc., as Lender, dated as of November 14, 2016.

	10.2*	Pledge and Security Agreement made by and between NLKW Holding, LLC in favor of Valhi, Inc., dated as of November 14, 2016.

	10.3*	Back-to-Back Loan Agreement between the registrant, as Borrower, and NLKW Holding, LLC, as Lender, dated as of November 14, 2016.
	10.4*	Back-to-Back Pledge and Security Agreement made by and between the registrant in favor of Valhi, Inc., dated as of November 14, 2016.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NL INDUSTRIES, INC.
(Registrant)

By: /s/ Gregory M. Swalwell
Date: November 15, 2016	Gregory M. Swalwell, Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Item No.	Description

10.1*	Loan Agreement between NLKW Holding, LLC, as Borrower, and Valhi, Inc., as Lender, dated as of November 14, 2016.

10.2*	Pledge and Security Agreement made by and between NLKW Holding, LLC in favor of Valhi, Inc., dated as of November 14, 2016.

10.3*	Back-to-Back Loan Agreement between the registrant, as Borrower, and NLKW Holding, LLC, as Lender, dated as of November 14, 2016.
10.4*	Back-to-Back Pledge and Security Agreement made by and between the registrant in favor of Valhi, Inc., dated as of November 14, 2016.

*	Filed herewith.